Exhibit 99.2

Sabre Corporation Announces Offering of Senior Secured Notes

SOUTHLAKE, Texas, May 19, 2025 /PRNewswire/ — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced an offering by its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) of $975,000,000 aggregate principal amount of senior secured notes (the “Secured Notes”). The precise timing, size and terms of the offering are subject to market conditions and other factors. No assurance can be made that the offering will be consummated on the proposed terms or at all.

The Secured Notes will be guaranteed by Sabre Holdings Corporation and each subsidiary that borrows under, or guarantees, Sabre GLBL’s senior secured credit facilities (subject to certain exceptions). The Secured Notes and the related note guarantees will be secured, subject to permitted liens, by a first-priority security interest in substantially all property and assets of Sabre GLBL and the guarantors, subject to customary exclusions.

Sabre expects to use the net proceeds from the sales of the Secured Notes to prepay Sabre GLBL’s outstanding borrowings under an intercompany loan agreement with Sabre Financial Borrower, LLC (which would apply them toward full prepayment of Sabre Financial Borrower, LLC’s senior secured term loan due 2028), and any remaining amounts will be used to prepay, redeem or repurchase other indebtedness in the open market, in privately negotiated transactions, through tender or exchange offers, or otherwise, including pursuant to the terms of the agreements governing such indebtedness.

The Secured Notes and the related note guarantees will be offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Secured Notes and the related note guarantees have not been, and will not be, registered under the Securities Act or any state securities laws. The Secured Notes and the related note guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Secured Notes or any other security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Secured Notes will be made only by means of a private offering circular.

About Sabre Corporation

Sabre Corporation is a leading technology company that takes on the biggest opportunities and solves the most complex challenges in travel. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, with employees across the world, Sabre serves customers in more than 160 countries globally.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Any statements that are not historical or current facts are forward-looking statements, including those related to the terms, timing and completion of the offering of the Secured Notes and the use of the proceeds therefrom. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “pro forma,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-

looking statements. There can be no assurance that the offering of the Secured Notes will be consummated on the terms described herein or at all. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025, our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2025, and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Media Contacts:

Cassidy Smith-Broyles

Cassidy.Smith-Broyles@sabre.com

sabrenews@sabre.com

Investors:

Jim Mathias

Jim.Mathias@sabre.com

sabre.investorrelations@sabre.com